Exhibit 99.1

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK	Special Meeting of Shareholders on April 21, 2004 12:00 Noon ET

INTERNET		TELEPHONE		MAIL

https://www.proxyvotenow.com/sus		1-866-874-4875

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

ADMISSION TICKET 866-874-4875 CALL TOLL-FREE TO VOTE

The Internet and telephone voting facilities will close at 5:00 PM ET on April 20, 2004 Ú PLEASE DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

X

Votes must be indicated (x) in Black or Blue ink.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS LISTED BELOW.
				Check here if you	Plan to attend the Special Meeting.	☐
	FOR	AGAINST	ABSTAIN		Have written comments on the back of this card.	☐
1. APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ENTERED INTO BY PATRIOT BANK CORP. AND SUSQUEHANNA BANCSHARES, INC., DATED MARCH 15, 2004.	☐	☐	☐		Have written change of address on this card.	☐
2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING.	☐	☐	☐		I agree to access future proxy statements and Annual Reports over the Internet.	☐

S C A N L I N E

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.
Date Share Owner sign here	Co-Owner sign here

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Special Meeting of Shareholders APRIL 21, 2004 at 12:00 noon ET

Ú    DETACH ADMISSION TICKET HERE    Ú

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc.

for the Special Meeting of Shareholders on April 21, 2004.

I (We) hereby constitute and appoint Elwood C. Hecker, Jr. and Ronald L. Frey, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Special Meeting of Shareholders of Susquehanna to be held at Susquehanna Headquarters, Lititz, PA on April 21, 2004 at 12 noon, prevailing time, and at any adjournment thereof, as set forth in this Proxy.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as specified. If a choice is not specified, my shares will be voted FOR the approval and adoption of the merger agreement.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE MATTERS COVERED HEREBY.

(Continued and to be dated and signed on the reverse side.)	SUSQUEHANNA BANCSHARES P.O. BOX 11310 NEW YORK, N.Y. 10203-0310

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